Exhibit 99.2






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                         THE IMMUNE RESPONSE CORPORATION

                          SECURITIES PURCHASE AGREEMENT

                                   DATED AS OF

                                FEBRUARY 9, 2006

                                 WITH RESPECT TO

                     8% SECURED CONVERTIBLE PROMISSORY NOTE

                                   AND WARRANT



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                          SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of February 9, 2006, by and between THE IMMUNE RESPONSE CORPORATION, a Delaware corporation (the "Company") and QUBIT HOLDINGS, LLC (the "Purchaser");

     WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, for $250,000 in cash an 8% senior secured convertible promissory note substantially in the form of EXHIBIT A hereto (the "Note") in the principal amount of $250,000;

     WHEREAS, the Company desires to have the right to sell to the Purchaser for $250,000 in cash an 8% senior secured convertible promissory note of like tenor to the Note (the "Second Note") in the principal amount of $250,000 and the Purchaser desires to grant the Company the right to cause the Purchaser to purchase for $250,000 in cash the Second Note;

     WHEREAS, to induce the Purchaser to purchase the Note, the Company will issue to the Purchaser a warrant substantially in the form of EXHIBIT B hereto (the "Warrant") to purchase 37,500,000 shares of common stock, par value $0.0025 per share, of the Company (the "Common Stock") with an initial exercise price of $0.02 per share; and

     WHEREAS, to induce the Purchaser to grant the put right for the Second Note, the Company agrees that upon exercise of such put right it will also issue to the Purchaser a warrant of like tenor to the Warrant (the "Second Warrant") to purchase 37,500,000 shares of Common Stock with an initial exercise price of $0.02 per share.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

     1.    AUTHORIZATION; SALE OF NOTES AND WARRANTS
           -----------------------------------------

           1.1 AUTHORIZATION. The Company has, or before the Closing (as defined in Section 2.3) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of the Note, the Second Note, the Warrant and the Second Warrant.

           1.2 SALE OF NOTE AND WARRANT. Subject to the terms and conditions of this Agreement, at the Closing, the Company will sell, and the Purchaser will purchase, the Note and the Warrant.

           1.3 SALE AND PURCHASE THE SECOND NOTE AND SECOND WARRANT. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase the Second Note and the Second Warrant as soon as is commercially reasonable after the date on which the Company gives written notice (the "Company Notice") to the Purchaser of its desire to sell the Second Note and the Second Warrant; PROVIDED, that the Company gives such notice prior to the date that is six (6) months after the date hereof. For avoidance of doubt, the Purchaser shall not be obligated to purchase the Second Note and the Second Warrant if the Company fails to give such written notice to the Purchaser prior to the date that is six (6) months after the date hereof.



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     2.    PURCHASE PRICE; CLOSINGS.
           -------------------------

           2.1 PURCHASE PRICE OF NOTE AND WARRANT. The purchase price (the "Purchase Price") to be paid by the Purchaser to the Company to acquire the Note and Warrant shall be $250,000.

           2.2 PURCHASE PRICE OF SECOND NOTE AND WARRANT. The purchase price (the "Second Purchase Price"} to be paid by the Purchaser to the Company to acquire the Second Note and the Second Warrant shall be $250,000.

           2.3 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing (the "Closing") of the sale and purchase of the Note and Warrant shall take place at the offices of Littman Krooks LLP, 655 Third Avenue, New York NY 10417 (or remotely via the exchange of documents and signatures) on the date of this Agreement (the "Closing Date"). At the Closing:

                 (a) the Company shall deliver to the Purchaser a Certificate of the Secretary of the Company attesting as to resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby;

                 (b) the Company shall deliver to the Purchaser, the Note in the principal amount of $250,000 and the Warrant exercisable for 37,500,000 shares of Common Stock;

                 (c) the Purchaser shall pay directly to the Company, by wire transfer of immediately available funds, the Purchase Price for the Note and Warrant being purchased by the Purchaser hereunder;

                 (d) the Company shall execute and deliver that certain Security Agreement in the form attached as EXHIBIT C hereto (the "Security Agreement") entered into by the Company in favor of Hudson Asset Partners, LLC, as agent for the Purchaser; and

                 (e) The Company shall execute and deliver that certain Intercreditor Agreement in the form attached as EXHIBIT D hereto (the "Intercreditor Agreement") by and among the Company, Cheshire Associates, LLC and Cornell Capital Partners, L.P. in favor of Hudson Asset Partners, LLC, as agent for the Purchaser.

           2.4 THE SECOND CLOSING. Subject to the terms and conditions of this Agreement, the closing (the "Second Closing"} of the sale and purchase of the Second Note and the Second Warrant shall take place at the offices of Littman Krooks LLP, 655 Third Avenue, New York NY 10017 (or remotely via the exchange of documents and signatures) on the date, after the slate of the Company Notice provided for in Section 1.3 of this Agreement, that is mutually agreed upon between the Company and the Purchaser (the "Second Closing Date"). At the Second
Closing:

                 (a)    the Company shall deliver to the  Purchaser,  the Second
Note in the principal amount of $250,000 and the Second Warrant exercisable for 37,500,000 shares of Common Stock;

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                 (b)    the Purchaser shall pay directly to the Company, by wire
transfer of immediately available funds, the Second Purchase Price for the Second Note and the Second Warrant being purchased by the Purchaser hereunder;

                 (c) The Company shall deliver a certificate executed by its Chief Executive Officer certifying that each of the representations and warranties of the Company contained in this Agreement shall be true and correct and all covenants shall have been complied with by the Company, in all material respects, when made on the date hereof and on and as of the Second Closing Date as though made on and as of the Second Closing Date; and

                 (d) The Purchaser shall execute and deliver to the Company a certificate certifying that each of the representations, warranties and covenants of the Purchaser contained in this Agreement shall be true and correct, in all material respects, when made on the date hereof and on and as of the Second Closing Date as though made on and as of the Second Closing Date.

     3. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

           3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement, as well as the Note, Warrant, Second Note, Second Warrant the Security Agreement and the Intercreditor Agreement (collectively, the "Ancillary Agreements") and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, assets or liabilities or condition (financial or otherwise) of the Company or its business (a "Company Material Adverse Effect"). The Company has furnished, to the extent requested by any Purchaser in writing, complete and accurate copies of its certificate of incorporation (the "Articles") and By-laws, each as amended to date and presently in effect.

           3.2 SUBSIDIARIES, ETC. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

           3.3   CAPITALIZATION.
                 ---------------

                 (a) The capitalization of the Company as of the date of this Agreement, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Note and Warrant) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Note and exercise of the Warrant, is set forth in the SEC Documents (as defined below) or has otherwise been made known to the

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Purchaser.  All issued and  outstanding  shares of capital  stock of the Company have been validly issued, fully paid and non-assessable.

                 (b) Except as set forth in the SEC Documents or has otherwise been made known to the Purchaser, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

                 (c) Except for the Ancillary Agreements and as disclosed in the SEC Documents, there is no agreement, written or oral, between the Company and any holders of its securities, or, to the best of the Company's knowledge, among any holder of its securities, relating to the sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag - along" rights), registration under the Securities Act of 1933, as amended (the "Securities Act'), or voting, of the capital stock of the Company.

            3.4 ISSUANCE OF NOTE AND WARRANT. The issuance, sale and delivery of the Note, Warrant, Second Note and Second Warrant in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon (i) conversion of the Note and Second Note (the "Note Shares") and (ii) exercise of the Warrant and Second Warrant (the "Warrant Shares," and together with the Note Shares, the "Securities"), have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been, or will be prior to the Closing; or Second Closing, as applicable, duly reserved for issuance. The Securities when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable. This Section 3.4, and all other provisions of Article 3 of this Agreement, are expressly subject to the fact that due to a shortage of authorized but unissued shares of Common Stock, the Securities are not yet authorized and the Note, Second Note, Warrant and Second Warrant cannot be converted or exercised unless and until the Company amends the Articles to increase its authorized number of shares of Common Stock.

           3.5 CORPORATE POWER; AUTHORITY FOR AGREEMENT; NO CONFLICT. The Company will have, at the Closing, all requisite corporate power to execute and deliver this Agreement and the Ancillary Agreements, to sell and issue the Note and Warrant hereunder, to issue the Securities, to consummate the other transactions contemplated by the terms of this Agreement and carry out and perform its obligations under the terms of this Agreement. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Ancillary Agreements when executed at the Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their


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respective  terms,  except as such  enforcement  may be  limited  by  applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution and delivery of
this  Agreement  and  the  Ancillary   Agreements,   the   consummation  of  the
transactions contemplated hereby and thereby and the compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Articles or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, order, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, other than any of the foregoing events listed in this clause (c) that do not and will not, individually or in the aggregate, have a Company Material Adverse Effect, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

           3.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, qualification, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the offer, issuance, sale and delivery of the Note and Warrant, the issuance and delivery of the Securities or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws. Based on the representations made by the Purchaser in
Section 4 of this Agreement, the offer and sale of the Note and Warrant to the purchaser will be in compliance with applicable Federal and state securities laws.

           3.7 LITIGATION. Except as set forth in the SEC Documents, there is no claim, action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the Company's knowledge, any threat thereof, against the Company, before any court, agency or tribunal which questions the validity of this Agreement, the Ancillary Agreements or the right of the Company to enter into any such agreements, or which could reasonably be expected to result in a Company Material Adverse Effect; there is no litigation pending or to the Company's knowledge, any threat thereof, against the Company or any of its employees by reason of the past employment relationships of any of the Company's employees, their use in connection with the Company's business of any proprietary information or techniques or their obligations under any agreements with former employers, the proposed activities of the Company, or negotiations by the Company with possible investors in the Company; and the Company is not subject to any outstanding judgment, order or decree.

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           3.8   FINANCIAL STATEMENTS. The Company has filed with the Securities
and  Exchange  Commission   ("Commission")  all  periodic  reports,   schedules,
registration statements and definitive proxy and information statements that the Company was required to file with Commission on or after December 31, 2004 (collectively, the "SEC Documents"). The Company is not aware of any event occurring on or before the date of this Agreement (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the date of this Agreement, except as has otherwise been made known to the Purchaser. Each SEC Document, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Securities Exchange Act of 1934, as amended ("Exchange Act"), as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that are required to be filed as exhibits to the SEC Documents have been filed as required. The Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business, liabilities in connection with the transactions contemplated by this Agreement and liabilities that, under GAAP, are not required to be reflected in the financial statements included in the SEC Documents. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable
accounting   requirements  and  the  published  rules  and  regulations  of  the
Commission with respect thereto. The financial statements included in the SEC Documents have been and will be prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements, or (iii) as set forth in the SEC Documents), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, is the case of unaudited statements, to normal year-end adjustments).

           3.9 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the SEC Documents, the Company does not have any known liability (whether absolute or contingent), except for (a) liabilities shown on the balance sheet as of December 31, 2005 (the "Balance Sheet Date"), (b) liabilities that have arisen since the Balance Sheet Date in the ordinary course of business and which are similar in nature and amount to the liabilities that arose during the comparable period of time in the immediately preceding fiscal period, (c) contractual and other liabilities incurred in the ordinary course of business that are not required by generally accepted accounting principles and practices consistently applied in the United States to be reflected on a balance sheet and that would not, either individually or in the aggregate, have or result in a Company Material Adverse Effect and (d) liabilities incurred in connection with the transactions contemplated hereunder.

           3.10 INTELLECTUAL PROPERTY. Except as set forth in the SEC Documents or which would not reasonably be expected to result in a Company Material

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Adverse Effect, there is no pending nor, to the Company's knowledge,  threatened claim, suit or action, nor have there been any written communications, contesting or challenging the rights of the Company in or to any item of intellectual property owned or used by Company in the conduct of its business (the "Intellectual Property") or the validity of any of the Intellectual Property. To the Company's knowledge, there is no infringement upon or authorized use of any of the Intellectual Property by any third party or which would not reasonably be expected to result in a Company Material Adverse Effect. No officer, director, equity holder or affiliate of the Company's nor any of their respective associates has any right to or interest in any of the Intellectual Property, including, without limitation, any right to payments (by royalty or otherwise) in respect of any use or transfer thereof.

           3.11 COMPLIANCE. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the Company's knowledge, of any provision of any state or Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now reasonably foresee, in the future is reasonably likely to result in or have a Company Material Adverse Effect.

           3.12 FOREIGN ASSETS CONTROL LEGISLATION. Neither the sale of the Note and the Warrant by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any of its subsidiaries (a) is a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages in any dealings or transactions, or be otherwise associated, with any such person. The Company is in compliance with the USA Patriot Act of 2001 (signed into law October 26, 2001).

           3.13 PERMITS. The Company has all material franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

           3.14 Broker's Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any entity or individual on behalf of the Company.

     4. REPRESENTATIONS OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows;

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           4.1   EXISTENCE  AND POWER.  The  Purchaser  (a) is a duly  organized legal entity, validly existing and in good standing under the laws of the state of its organization, and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each Ancillary Agreement to which the Purchaser is a party.

           4.2 AUTHORIZATION, NO CONTRAVENTION. The execution delivery and performance by the Purchaser of this Agreement and each of the Ancillary Agreements to which the Purchaser is a party and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any material contractual obligation of the Purchaser or any requirement of law applicable to the Purchaser.

           4.3 GOVERNMENTAL AUTHORIZATION, THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Entity or any other person, and no lapse of a waiting period under any requirement of law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Note and Warrant) by, or enforcement against, the Purchaser of this Agreement and each of the Ancillary Agreements to which it is a party or the transactions contemplated hereby and thereby.

           4.4 BINDING EFFECT. This Agreement and the related documents to which the Purchaser is a party have been duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to granting a decree ordering specific performance or other equitable remedies.

           4.5 PURCHASE FOR OWN ACCOUNT. The Note, Warrant and Securities hereby acquired by the Purchaser pursuant to this Agreement, and any capital stock issuable upon conversion or exercise thereof, are being, and any corresponding securities issued at the Second Closing or underlying such securities would be, acquired for the Purchaser's own account for investment and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing (as such term is defined in the Securities Act) the same. If the Purchaser should in the future decide to dispose of any of the Note, Warrant or Securities, or any capital stock issuable upon conversion or exercise thereof, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Each Purchaser agrees to the imprinting, so long as required by law, of legends on certificates representing any of its Note, the Warrant and
Securities:

            THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE HAVE
            NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
            AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY

             STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

           4.6 RESTRICTED SECURITIES. The Purchaser understands the Note, Warrant and Securities will not be registered at the time of their issuance under the Securities Act since the Note, Warrant and Securities are being acquired from the Company in a transaction exempt from the registration requirements of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

           4.7   INVESTMENT REPRESENTATIONS.
                 ---------------------------

                 (a) The Purchaser acknowledges that the offer and sale of the Note, Warrant and Securities were not accomplished by the publication of any advertisement.

                 (b) The Purchaser is an "accredited investor" as that term is defined in Regulation D under the Securities Act.

                 (c) The Purchaser acknowledges that (i) an investment in the Note, Warrant and Securities is highly speculative, and that the Purchaser may suffer the loss of all or part of its investment and that (ii) the Company, its officers, directors, members and their successors and assigns make no representation or warranty hereunder or otherwise regarding the fair market value or future value of the Securities;

                 (d)    The  Purchaser  has  examined  the  Note,   Warrant  and
Securities sold pursuant to this Agreement and is familiar with and understands the terms of this Agreement;

                 (e) In making the decision to purchase the Note, Warrant and Securities the Purchaser has relied solely on independent investigation made by the Purchaser. The Purchaser confirms that the Purchaser has had the opportunity to ask questions of, and receive answers from, the Company concerning the sale of the Note, Warrant and Securities, the financial condition, outlook and business operations of the Company and has otherwise had an opportunity to obtain any additional information, to the extent that the Company possess such information or could acquire it without unreasonable effort or expense;

                 (f) The Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser's purchase of the Note, Warrant and Securities, will not cause such overall commitment to become excessive and the Purchaser can afford to bear the loss of the Purchase Price paid for the securities sold pursuant to this Agreement;

                 (g) The Purchaser satisfied any special suitability or other applicable requirements of the Purchaser's current needs and personal contingencies and has no need for liquidity in its investment in the Note, Warrant and Securities; and

                 (h) The Purchaser acknowledges that this transaction has not been reviewed or scrutinized by the Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state, and that no such agency has passed on or made any recommendation or endorsement of the shares constituting the Securities.

           4.8 EXPERIENCE. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser any and all written information which it has requested and have answered to such Purchaser's satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof.

           4.9 BROKER'S FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any entity or individual.

     5.    INDEMNIFICATION.
           ----------------

                 (a) The Company agrees to indemnify and hold harmless the Purchaser and its general partners, employees, officers, directors, members, agents and other representatives (collectively, the "Purchaser Indemnitees"), against any expenses, damages, liabilities or losses (joint or several) arising out of such investigations, proceedings, claims or actions, to which the Purchaser Indemnitees may become subject, whether under the Act or any rules or regulations promulgated thereunder, the Exchange Act or any rules or regulations promulgated thereunder, or any other federal or state law or regulation, or common law, arising or out of or based upon any breach of any representation, warranty, agreement, obligation or covenant of the Company contained herein. The Company also agrees to reimburse the Purchaser Indemnitees for any legal or other expenses reasonably incurred in connection with investigating or defending any such investigations, proceedings, claims or actions, as such expenses or other costs are incurred. The Indemnitees may select their own counsel; and

                  (b) The Purchaser agrees to indemnify and hold harmless the Company and any of the Company's employees, officers, directors, members, agents and other representatives (collectively, the "Company Indemnitees"), against any expenses, damages, liabilities or losses (joint or several) arising out of such investigations, proceedings, claims or actions, to which the Company Indemnitees may become subject, whether under the Act or any rules or regulations promulgated thereunder, or any other federal or state law or regulation, or common law, arising or out of or based upon any breach of any representation, warranty, agreement, obligation or covenant of the Purchaser contained herein.

The Purchaser also agrees to reimburse the Company Indemnitees for any legal or other expenses reasonably incurred in connection with investigating or defending any such investigations, proceedings, claims or actions, as such expenses or other costs are incurred. The Company Indemnitees may select their own counsel.

     6. FURTHER AGREEMENT. The parties hereto acknowledge and agree that the Purchaser shall become a party to, and the Securities shall be considered Registrable Securities under, the Registration Rights Agreement to be entered into by the Company in connection with in its next offering of up to an aggregate principal amount of $5,000,000 senior secured, convertible promissory notes (the "Bridge Notes") consummated by the Company after the date hereof and pursuant to a confidential private placement memorandum.

     7.    MISCELLANEOUS.
           --------------

           7.1 SUCCESSORS AND ASSIGNS. Subject to securities laws restrictions of general applicability, this Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by the Purchaser to (a) any person or entity to which the Note and/or Warrant are transferred by such Purchaser, or
(b) to any Affiliated Party (as hereinafter defined), and, in each case, such transferee shall be deemed a "Purchaser" for purposes of this Agreement; PROVIDED that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement. Without prior written consent of the Agent, the Company may not assign its rights under this Agreement for twelve (12) months from the date hereof. For purposes of this Agreement, "Affiliated Party" shall mean, with respect to the Purchaser, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Purchaser, including, without limitation, any general partner, officer or director of the Purchaser and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, the Purchaser.

           7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive for twelve (12) months following the Closing or the Second Closing, as the case may be. The Purchaser is entitled to rely, and the parties hereby acknowledge that the Purchaser has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by the Purchaser. The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Purchaser contained herein, irrespective of any independent investigation made by the Company.

           7.3 EXPENSES. Each party hereto shall pay its own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants.

           7.4   SEVERABILITY.   The  invalidity  or   unenforceability  of  any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

           7.5 SPECIFIC PERFORMANCE. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

           7.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The Company and the Purchaser hereby irrevocably consent to the jurisdiction of the Courts of the State of New York and of any Federal Court located in the county of New York, State of New York in connection with any action or proceeding arising out of or relating to this Agreement. In any such litigation the Company waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Chief Executive Officer of the Company at its address set forth below.

           7.7 NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below;

           If to the Company, to The Immune Response Corporation, 5931 Darwin Court, Carlsbad, California 92008, Attention: Joseph F. O'Neill, CEO and President, telefax number (760) 431-8636, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Heller Ehrman LLP, 4350 La Jolla Village Drive, 7th Floor, San Diego, California 92122, Attention: Hayden J. Trubitt, Esq., telefax number (858) 587-5903; or

           If to the  Purchaser,  to  Qubit  Holdings,  LLC,  _________________,
Attention: Alan Fogelman, Non-Member Manager, telefax number (___) ____________, or at such other address as may have been furnished in writing by the Purchaser to the other parties hereto, with a copy to Littman Krooks LLP, 655 Third Avenue, New York, New York 10017, Attention: Mitchell C. Littman, Esq., telefax number (212) 490-2990.

           Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

           7.8 COMPLETE AGREEMENT. This Agreement (including its exhibits) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter and except as specifically set forth herein or therein, no party makes any representation, warranty, covenant or undertaking with respect to any such matters.

           7.9 AMENDMENTS AND WAIVERS. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

           7.10 PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

           7.11 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

           7.12 SECTION HEADINGS AND REFERENCES. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

     8.    AGENT APPOINTMENT.
           ------------------

           8.1 The Purchaser hereby authorizes Hudson Asset Partners, LLC, a Delaware limited liability company ("Hudson"), to act as collateral agent (the "Agent") on behalf of the Purchaser, and in such capacity to enter into the Security Agreement, the Intercreditor Agreement, and to exercise for the benefit of the Purchaser all rights, powers and remedies provided to it, under or pursuant to the Security Agreement and the Intercreditor Agreement, including, without limitation, those available upon an Event of Default (as defined in the Note), subject always to the terms, conditions, limitations and restrictions provided in the Note, the Warrant, the Security Agreement and the Intercreditor Agreement. Except with respect to actions as to which the Agent is expressly required to act under the terns of the Security Agreement and/or, the Intercreditor Agreement, the Purchaser hereby agrees that the Agent may act or refrain from acting thereunder with the consent, in writing of holders of a majority of the aggregate principal amount of Bridge Notes and the Note outstanding as of the date of such consent ("Requisite Holders"), and that the Requisite Holders shall have the right to direct the time, method and place of conducting any proceeding for any right or remedy available to the Agent; provided, however, that such direction shall not be in conflict with any rule of law or expose the Agent to personal liability, such direction shall not be unduly prejudicial to the rights of any non-consenting holder, and the Agent may take any action deemed proper by the Agent, in its discretion, that is not inconsistent with such direction or the terms of the Security Agreement and/or the Intercreditor Agreement. The Purchaser agrees that the duties of the Agent are only such as are specifically provided in the Security Agreement and/or the Intercreditor Agreement, and the Agent shall have no other duties, implied or otherwise. The appointment of Hudson as Agent shall be deemed accepted by Hudson, and it shall be and become obligated to the extent provided in the Security Agreement and the Intercreditor Agreement, only upon the execution and delivery of the Security Agreement and the Intercreditor Agreement by Hudson and the other parties to the Security Agreement and the Intercreditor Agreement, respectively.

           8.2 The Purchaser agrees that the Agent may consult with counsel of its choice and shall not be responsible or liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice of such counsel (subject to the exceptions set forth in the next two sentences). The Purchaser further agrees that the Agent shall not incur liability for any action or omission to act by it unless the Agent's conduct constitutes willful misconduct or gross negligence. During the continuance of an Event of Default, the Agent shall be required to use the same degree of care and skill in its exercise of its powers and performance of its duties as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

           8.3 None of the provisions of this Agreement, the Security Agreement or the Intercreditor Agreement shall be construed to require the Agent to expend or risk its own funds or otherwise to incur any liability (financial or otherwise) in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers unless it shall be satisfied that one or both of the Company and/or the Purchaser are at the time obligated and in a financial position to pay the Agent's reasonably anticipated fees for its services and its out-of pocket expenses (including fees of its counsel) in the performance of such duties or the exercise of any of such rights or powers and to indemnify it against such risk or liability. In no event shall the Agent be liable for (i) any consequential, punitive or special damages or (ii) the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians. The Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder or thereunder by reason of any occurrence beyond the control of the Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

           8.4 The Purchaser agrees that the Agent shall not be required or bound to make any investigation into the facts or matters stated in any resolution certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. The Agent may execute any of the powers under this Agreement, the Security Agreement or the Intercreditor Agreement or perform any duties hereunder or thereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible or liable for the acts or omissions, including any willful misconduct or gross negligence, on the part of any agent, attorney, custodian or nominee so appointed.

           8.5 The Company covenants and agrees for the benefit of the Purchaser, and as an additional obligation secured under the Security Agreement, to be responsible to pay to the Agent from time to time, and the Agent shall be entitled to, fees and expenses as provided in the Security Agreement.

           8.6 The Company agrees, for the benefit of the Purchaser, and as an additional obligation secured under the Security Agreement, to indemnify and hold the Agent and its directors, employees, officers, agents, successors and assigns harmless from and against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and reasonable counsel fees and expenses that may be imposed on the Agent or incurred by it in connection with its acceptance of its appointment as the Agent hereunder or under the Security Agreement or the Intercreditor Agreement or the performance of its duties thereunder, except as a result of the Agent' s gross negligence or willful misconduct. Such indemnity includes, without limitation, all losses, damages, liabilities and expenses (including reasonable counsel fees and expenses) incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Agreement, the Security Agreement or the Intercreditor Agreement or involving the subject matter hereof or thereof.

           8.7 The Purchaser agrees that Hudson or any successor may at any time resign as Agent by giving written notice thereof to the Company at least 20 business days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor collateral agent by written instrument executed by authority of its manager a copy of which shall be delivered to the resigning Agent and a copy to the successor collateral agent. If an instrument of acceptance by a successor collateral agent shall not have been delivered to the Agent within 20 business days after giving such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor collateral agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor collateral agent. The Agent may be removed at any time by written action by Requisite Holders, delivered to the Agent and to the Company. If the Agent shall be so removed, the Company shall promptly appoint a successor collateral agent in accordance with the procedures set forth in this Section 8.7.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Executed as of the date first written above.

                                       COMPANY:

                                       THE IMMUNE RESPONSE CORPORATION


                                       By:   /s/ Joseph F. O'Neill
                                             -----------------------------------
                                             Name:  Joseph F. O'Neill
                                             Title: Chief Executive Officer and
                                                      President


                                       PURCHASER:

                                       QUBIT HOLDINGS, LLC


                                       By:   /s/ Alan Fogelman
                                             -----------------------------------
                                             Name:  Alan Fogelman
                                             Title: Non-Member Manager



                    [Signature Page to Securities Agreement]